UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):  April 16, 2009

Beacon Energy Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-147261	20-5754991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

186 North Avenue East Cranford, New Jersey		07016
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (908) 497-9990

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 10, 2009, the Company entered into a Note Purchase Agreement with certain investors, including the Chairman of the Company, for an aggregate principal amount of $1,500,000.  The notes accrue interest at 14% per annum.  Both principal and interest are due at the maturity date of April 10, 2012.  In conjunction with the issuance of notes, note purchasers were issued a total of 3,788,888 warrants for shares of the Company’s common stock at an exercise price of $.01 per share with an expiration date of April 10, 2019.  The Company intends to use the proceeds for general corporate and working capital purposes, including for the direct expenses of the operation of the Company’s biodiesel production facility in Cleburne, Texas.

On April 16, 2009, Beacon Energy Holdings, Inc. (the “Company”) issued a press release announcing the aforementioned Note Purchase Agreement with certain investors.   The full text of this press release is attached hereto as Exhibit 99.1.

 Item 9.01.             Financial Statements and Exhibits.

Ex. 10.1	Form of Note Purchase Agreement dated as of April 10, 2009 among Beacon Energy Holdings, Inc. and the individual investors.

Ex. 99.1	Press Release issued by Beacon Energy Holdings, Inc. dated April 16, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Beacon Energy Holdings, Inc.

Date: April 16, 2009	By:	/s/ Carlos E. Agüero
Carlos E. Agüero
Chairman

EXHIBIT INDEX

Exhibit No.	Description

Ex. 10.1	Form of Note Purchase Agreement dated as of April 10, 2009 between Beacon Energy Holdings, Inc. and the individual investors.

Ex. 99.1	Press Release issued by Beacon Energy Holdings, Inc. dated April 16, 2009.